Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Car Charging Group, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Calise, Chief Executive Officer and Interim Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, fairly presents, in all material respects, the financial condition and results of operations of Car Charging Group, Inc.

By:	/s/ Michael J. Calise
Michael J. Calise
Chief Executive Officer
(Principal Executive Officer)
August 15, 2016